As filed with the Securities and Exchange Commission on October 3, 2005
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

US AIRWAYS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	54-1194634
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

111 West Rio Salado Parkway
Tempe, Arizona 85281
(480) 693-0800
(Address of principal executive offices)

US Airways Group, Inc. 2005 Equity Incentive Plan
America West 1994 Incentive Equity Plan
America West 2002 Incentive Equity Plan
Future Care: America West Airlines 401(k) Plan, a.k.a.,
America West Holdings Corporation Future Care 401(k) Plan
(Full title of the plans)

James E. Walsh III, Esq.
Senior Vice President and General Counsel
US Airways Group, Inc.
111 West Rio Salado Parkway
Tempe, Arizona 85281
(480) 693-0800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Samuel M. Livermore, Esq.
Todd A. Hamblet, Esq.
Cooley Godward llp
101 California Street, 5th Floor
San Francisco, California 94111
(415) 693-2000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering	Aggregate	Amount of
to be Registered	Registered(1)	Price per Share (2)	Offering Price (2)	Registration Fee
Common Stock, par value $0.01 per share	17,558,542 shares	$15.24 - $36.63	$367,355,256	$43,238

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under any of the plans listed above (the “Plans”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock. In addition, pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price for outstanding options granted pursuant to the America West 1994 Incentive Equity Plan and the America West 2002 Incentive Equity Plan, and (b) the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on October 3, 2005. The chart below details the calculations of the registration fee:

		Offering Price Per		Aggregate Offering
Securities	Number of Shares	Share(2)		Price
Shares reserved for future grant under the US Airways Group, Inc. 2005 Equity Incentive Plan	10,969,191	$20.34	(2)(b)	$223,113,345

Shares issuable pursuant to outstanding options under the America West 1994 Incentive Equity Plan	1,474,335	$36.63	(2)(a)	$54,004,891

Shares issuable pursuant to outstanding options under the America West 2002 Incentive Equity Plan	2,706,354	$15.24	(2)(a)	$41,244,835

Shares issuable pursuant to the Future Care: America West Airlines 401(k) Plan, a.k.a., America West Holdings Corporation Future Care 401(k) Plan	2,408,662	$20.34	(2)(b)	$48,992,185

Proposed Maximum Offering Price				$367,355,256

Registration Fee				$43,238

INCORPORATION OF DOCUMENTS BY REFERENCE
DESCRIPTION OF SECURITIES
INTERESTS OF NAMED EXPERTS AND COUNSEL
INDEMNIFICATION OF DIRECTORS AND OFFICERS
EXEMPTION FROM REGISTRATION CLAIMED
UNDERTAKINGS
SIGNATURES
Exhibit 5.1
Exhibit 23.1
Exhibit 99.1

INCORPORATION OF DOCUMENTS BY REFERENCE
     The following documents filed by US Airways Group, Inc. (the “Company”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:
•	Annual Report on Form 10-K for the year ended December 31, 2004, as amended by Form 10-K/A, filed on August 11, 2005;

•	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report referred to above; and

•	The description of the Company’s common stock set forth in its Registration Statement on Form 8-A filed on September 22, 2005, including any amendments or reports filed for the purpose of updating such description.
     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.
DESCRIPTION OF SECURITIES
     Not applicable.
INTERESTS OF NAMED EXPERTS AND COUNSEL
     The validity of the issuance of the common stock offered by this prospectus and certain other legal matters are being passed upon for the Company by its counsel, Cooley Godward llp, San Francisco, California.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Under Section 145 of the Delaware General Corporation Law (the ‘‘DGCL’’), a corporation may indemnify any person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
     The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
     The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation under its bylaws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

     The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.
     The Company’s certificate of incorporation provides that the Company shall indemnify its officers and directors to the full extent authorized or permitted by applicable law. The Company’s certificate of incorporation and bylaws provide that the Company shall also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
     The Company also maintains insurance for officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any officer or director of the Company against expenses, including without limitation, attorneys’ fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith. The premiums for such insurance are paid by the Company.
     Under separate indemnification agreements with the Company, each officer and director of the Company is indemnified against all liabilities relating to his or her position as an officer or director of the Company, to the fullest extent permitted under applicable law.
     The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL.
EXEMPTION FROM REGISTRATION CLAIMED
     Not applicable.
EXHIBITS

Exhibit
Number	Exhibit Title

4.1	Form of Second Amended and Restated Certificate of Incorporation of US Airways Group, Inc. (incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement on Form S-4 filed on June 28, 2005).

4.2	Form of Second Amended and Restated Bylaws of US Airways Group, Inc. (incorporated by reference to Exhibit 3.4 of the Company’s Registration Statement on Form S-4 filed on June 28, 2005).

5.1	Opinion of Cooley Godward llp.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Cooley Godward llp (reference is made to Exhibit 5.1).

24.1	Power of Attorney (reference is made to the signature page of this Form S-8).

Exhibit
Number	Exhibit Title
99.1	US Airways Group, Inc. 2005 Equity Incentive Plan.

99.2	Amended and Restated America West 1994 Incentive Equity Plan (incorporated by reference to Exhibit 10.21 to America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 filed on May 8, 2001).

99.3	America West 2002 Incentive Equity Plan (incorporated by reference to Appendix A to America West Holdings Corporation’s Proxy Statement on Schedule 14A filed on April 17, 2002).
UNDERTAKINGS
(A) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.
(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on the 3rd day of October, 2005.

US AIRWAYS GROUP, INC.

By:	/s/ W. Douglas Parker

W. Douglas Parker Chairman, President and Chief Executive Officer
     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints W. Douglas Parker and Derek J. Kerr and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons and in the capacities and on the 3rd day of October, 2005.

SIGNATURE	TITLE	DATE
/s/ W. Douglas Parker
W. Douglas Parker	Chairman, President and Chief Executive Officer (Principal Executive Officer)	October 3, 2005

/s/ Derek J. Kerr
Derek J. Kerr	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 3, 2005

/s/ Bruce R. Lakefield
Bruce R. Lakefield	Director	October 3, 2005

/s/ Richard Bartlett
Richard Bartlett	Director	October 3, 2005

/s/ Herbert M. Baum
Herbert M. Baum	Director	October 3, 2005

/s/ Richard C. Kraemer
Richard C. Kraemer	Director	October 3, 2005

/s/ Cheryl G. Krongard
Cheryl G. Krongard	Director	October 3, 2005

/s/ Robert A. Milton
Robert A. Milton	Director	October 3, 2005

/s/ Hans Mirka
Hans Mirka	Director	October 3, 2005

/s/ Denise M. O’Leary
Denise M. O’Leary	Director	October 3, 2005

/s/ George M. Philip
George M. Philip	Director	October 3, 2005

/s/ Richard P. Schifter
Richard P. Schifter	Director	October 3, 2005

/s/ Edward L. Shapiro
Edward L. Shapiro	Director	October 3, 2005

/s/ J. Steven Whisler
J. Steven Whisler	Director	October 3, 2005

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

4.1	Form of Second Amended and Restated Certificate of Incorporation of US Airways Group, Inc. (incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement on Form S-4 filed on June 28, 2005).

4.2	Form of Second Amended and Restated Bylaws of US Airways Group, Inc. (incorporated by reference to Exhibit 3.4 of the Company’s Registration Statement on Form S-4 filed on June 28, 2005).

5.1	Opinion of Cooley Godward llp.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Cooley Godward llp (reference is made to Exhibit 5.1).

24.1	Power of Attorney (reference is made to the signature page of this Form S-8).

99.1	US Airways Group, Inc. 2005 Equity Incentive Plan.

99.2	Amended and Restated America West 1994 Incentive Equity Plan (incorporated by reference to Exhibit 10.21 to America West Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 filed on May 8, 2001).

99.3	America West 2002 Incentive Equity Plan (incorporated by reference to Appendix A to America West Holdings Corporation’s Proxy Statement on Schedule 14A filed on April 17, 2002).